Exhibit 99.7

NOTICE OF GUARANTEED DELIVERY
FOR NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATES ISSUED

BY INTERPACE BIOSCIENCES, INC.

This form, or one substantially equivalent hereto, must be used to exercise subscription rights (the “Subscription Rights”) pursuant to the rights offering (the “Rights Offering”) described in the Prospectus, dated January [●], 2022 (the “Prospectus”), of Interpace Biosciences, Inc., a Delaware corporation (the “Company”), if a holder of Subscription Rights cannot deliver the certificate(s) evidencing the Subscription Rights (the “Subscription Rights Certificate(s)”) to Broadridge Corporate Issuer Solutions, Inc., the subscription agent (the “Subscription Agent”), at or prior to 5:00 p.m., New York City time, on January [●], 2022 , unless such time is extended by the Company as described in the Prospectus (such date and time, as the same may be extended, the “Expiration Date”). This Notice of Guaranteed Delivery must be received by the Subscription Agent on or prior to the Expiration Date. See the sections titled “Description of the Rights Offering—Exercise of Rights” and “Description of the Rights Offering—Guaranteed Delivery Procedures” in the Prospectus.

Payment in full of the Subscription Price of $[●] per whole share for each share of common stock subscribed for upon exercise of such Subscription Rights, including pursuant to the Over-Subscription Privilege, must be received, including final clearance of any checks, by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date, even if the Subscription Rights Certificate(s) evidencing such Subscription Rights is (are) being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Rights Certificate(s) evidencing such Subscription Rights must be received by the Subscription Agent within two (2) business days following the date of this Notice of Guaranteed Delivery. See the sections titled “Description of the Rights Offering—Guaranteed Delivery Procedures” and “Description of the Rights Offering—Payment Method” in the Prospectus. Capitalized terms used and not otherwise defined herein have the meaning attributed to them in the Prospectus.

The address of the Subscription Agent is as follows:

If delivering by hand or overnight courier: Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717	If delivering by first class mail: Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA AN EMAIL ADDRESS OTHER THAN ONE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE ABOVE EMAIL ADDRESS CAN ONLY BE USED FOR DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. ANY TRANSMISSION OF OTHER MATERIALS WILL NOT BE ACCEPTED AND WILL NOT BE CONSIDERED A VALID SUBMISSION FOR THE OFFER.

If you have any questions or require additional copies of relevant documents, please contact the Company’s information agent, Broadridge Corporate Issuer Solutions, Inc., toll free at (855) 793-5068.

Ladies and Gentlemen:

The undersigned hereby represents that he or she is the holder of Subscription Rights Certificate(s) representing Subscription Rights issued by Interpace Biosciences, Inc. and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the following Subscription Rights, pursuant to the basic subscription Right and the Over-Subscription Privilege as described in the Prospectus:

No. of whole shares subscribed for pursuant to exercise of basic subscription Right:
plus
No. of additional shares subscribed for pursuant to exercise of Over-Subscription Privilege:
TOTAL SHARES SUBSCRIBED:
times Subscription Price ($[ ]) per whole share
TOTAL PAYMENT DUE:	$

The undersigned understands that payment of the Subscription Price of $[●] per whole share for each share of common stock subscribed pursuant to the basic subscription Right(s) and the Over-Subscription Privilege, if applicable, must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith; or

☐	has been delivered separately to the Subscription Agent, and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

	☐	uncertified personal check

	☐	wire transfer of immediately available funds

Signature(s):

Name(s):

Address:

Telephone:

Subscription Rights
Certificate No.(s):

GUARANTEE OF DELIVERY

(Not to Be Used for Subscription Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Subscription Rights being exercised hereby, with any required signature guarantee and any other required documents, all within two (2) business days after the date hereof.

Dated:

(Address)

(Name of Firm)

(Area Code and Telephone Number)

(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.